Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS AGREEMENT (“Agreement”) is made and entered into September 27th, 2022, but effective as of 1st day of January 2022 (“Effective Date”), by and between Urban One, Inc. (“Company”), a Delaware corporation having its principal place of business at 1010 Wayne Avenue, 14th Floor, Silver Spring, Maryland, and Peter D. Thompson (“Employee”), an individual residing at 1228 30th Street, NW, Washington, D.C. 20007.

RECITALS

WHEREAS, Company is engaged in the business of owning and managing broadcast media, directly and through subsidiaries and affiliates, including certain radio stations, cable television networks and websites serving various Nielsen Audio Total Survey Areas; and

WHEREAS, Company desires to continue to employ Employee to perform such services as described below, in accordance with the terms hereof; and

WHEREAS, Employee desires to be employed by Company, in accordance with the terms hereof;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Employee, intending to be legally bound, hereby agree as follows:

COVENANTS

1.	Employment. Company hereby employs Employee in the position of Executive Vice President and Chief Financial Officer.
2.	Term and Exclusive Negotiation Period.
(a)

Term. Employee’s employment under this Agreement shall commence on January 1, 2022 (“Commencement Date”) and shall continue in full force and effect for a period of three (3) years until January 6, 2025 (“Term”), unless earlier terminated by Company pursuant to the provisions of Section 10 hereof.

(b)

Exclusive Negotiation Period. The parties hereto agree that either of them may initiate a period of exclusive good faith negotiation to commence no earlier than ninety (90) days prior to the expiration date of this Agreement and terminate thirty (30) days after Employee ceases to be employed by Company (“Exclusive Negotiation Period”), during which time the parties will engage in exclusive good faith negotiations for extending this Agreement on mutually agreeable terms and conditions. If either party initiates negotiations, Company agrees to provide Employee with the compensation terms that Company would be willing to pay to extend the Agreement for an additional period of time beyond the Term. If the parties are unable to reach agreement to extend this Agreement within the Exclusive Negotiation Period, Employee thereafter shall be permitted to solicit and/or entertain offers from, and to negotiate with, third parties, following the expiration of the Exclusive Negotiation Period.

3.	Duties.
3.1.	Employee hereby agrees to the following including, without limitation:
(a)

Employee shall perform such duties as are usual and customary for a Chief Financial Officer, including achieving annual business and performance objectives as established by the Chief Executive Officer.

(b)	Employee’s performance shall be at the direction of, and in accordance with the determination of, the Chief Executive Officer.
3.2.	Employee shall devote Employee’s best efforts to the business and affairs of Company and the performance of Employee’s duties under this Agreement.
3.3.

Employee shall devote Employee’s full time, energy, and skill to the performance of the services in which Company is engaged, at such time and place as Company may direct. Employee shall not undertake, either as an owner, director, shareholder, employee or otherwise, the performance of services for compensation (actual or expected), either directly or indirectly, on behalf of Employee or any other person or entity, without the prior express written consent of Company.

3.4.	Employee shall faithfully and industriously assume and perform with skill, care, diligence, and attention all responsibilities and duties connected with Employee’s employment on behalf of Company.
3.5.	The normal working hours of Employee shall be as established by the Chief Executive Officer.
3.6.	Employee shall be based in Company’s Corporate Offices in Silver Spring, Maryland and shall reside in the Washington, D.C. metropolitan area.
4.	Compensation.
(a)

Base Compensation. Subject to subsection (b) hereof, effective as of January 1, 2022, Employee’s base compensation shall be the amount of Six Hundred Fifty Thousand Dollars ($650,000) per year, subject to applicable deductions and payable semimonthly in accordance with Company’s standard payroll schedule and policy.

(b)

Adjustment to Compensation. Company shall retain the right to adjust Employee’s base compensation as a result of economic conditions, provided that other similarly- situated employees shall have their compensation adjusted in a similar manner.

(c)

Signing Bonus. Following full execution of this Agreement, Company shall pay to Employee a one-time Signing Bonus in the amount of Two Hundred Fifty Thousand Dollars ($250,000), subject to applicable deductions. Employee agrees that if Employee’s employment with Company terminates prior to December 31, 2024, Employee shall repay Company a pro rata share of the Signing Bonus at the rate of one-thirty-sixth (1/36th) for each month or portion of a month that Employee’s employment is less than thirty-six (36) months; except that Employee shall not be required to repay Company the pro rata share of the Signing Bonus if Employee’s employment is terminated by Company for other than cause pursuant to Section 10(b) of this Agreement. Employee further agrees that Company shall be entitled to withhold from any compensation due Employee the amount of any portion of the Signing Bonus required to be repaid to Company. Employee acknowledges and understands that all amounts paid by Company for the Signing Bonus shall be treated as taxable income to Employee for tax purposes.

(d)	Annual Performance Bonus Potential.
(i)

Performance Bonus. For each complete calendar year of the Term, Employee shall be eligible to receive an annual bonus (the “Annual Bonus”). Employee’s annual target bonus opportunity shall be equal to 75% of base compensation (the “Target Bonus”), based on the achievement of performance goals as determined by Company’s Chief Executive Officer and Board of Directors; provided that (A) if the Company exceeds ninety percent (90%) of budget for the fiscal year, the Annual Bonus shall be deemed fifty percent (50%) earned and the Employee shall be entitled to such amount (the “Bonus Threshold”) and (B) subject to the Bonus Threshold, depending on results, the Employee’s actual bonus may be higher or lower than the Target Bonus, as determined by the Compensation Committee. If the Employee achieves superior performance goals as determined by Company’s Chief Executive Officer and Compensation Committee, then the Executive shall be eligible to receive an Annual Bonus up to 132% of base compensation; provided that Employee’s Annual Bonus threshold criteria shall at all times be consistent with both that of the Chief Executive Officer and that of the Chairperson. Employee shall be eligible for the Annual Bonus at the conclusion of each calendar year that (i) Employee remains actively employed by Company and (ii) Employee is in compliance with the terms of this Agreement as well as Company policies, procedures, and directives concerning job performance and conduct. For the avoidance of doubt, eligibility for payment requires Employee to be actively employed by Company on the date the bonus is paid. Bonus criteria are subject to change by Company, in its sole discretion, upon reasonable notice to Employee. Subject to Section 4(d)(ii) hereof, bonus payments due Employee pursuant to this subsection shall be made to Employee as a cash lump sum no later than the end of the quarter following the calendar year for which the bonus was calculated.

(ii)

Stock Substitution. Company, in its sole discretion, reserves the right to substitute equivalent shares of Class D common stock under the Urban One 2019 Equity and Performance Incentive Plan (“Plan”) in lieu of cash payments otherwise due under Section 4(d)(i) of this Agreement. The number of shares granted shall be equal to the amount of the bonus earned, divided by the closing share price on the grant date, which date shall be the fifth calendar day of the month following the date on which the bonus was calculated. Other material terms of the stock grant shall be as set forth in the Plan and related policies, which documentation shall be made available to

Employee on or about the effective date of the grant.

(e)	Executive Stock/Options Grant.
(i)

Restricted Stock Grant. Subject to the provisions of the Plan, as defined in this Agreement, during the term of this Agreement, Employee shall receive three annual restricted stock grants of Urban One Class D common stock valued at Four Hundred Eighty-Seven Thousand Five Hundred Dollars ($487,500). The restricted stock grants made to Employee hereunder shall be made on the same terms and conditions (including vesting schedule) as the grants made to the Chief Executive Officer and the Chairperson in the next executive officers’ grant. Notwithstanding anything to the contrary, Company, in its sole discretion, may pay Employee cash in lieu of issuing shares of Class D common stock.

(ii)

Stock Options. Subject to the provisions of the Plan, as defined in this Agreement, during the term of this Agreement Employee shall be granted three annual options to purchase shares of Urban One Class D common stock that are valued at One Hundred Sixty-Two Thousand Five Hundred Dollars ($162,500) (the “Option Grant”). The stock options grants made to Employee hereunder shall be made on the same terms and conditions (including vesting schedule) as the grants made to the Chief Executive Officer and the Chairperson in the next executive officers’ grant

(iii)	Other material terms of the restricted stock grant and stock options shall be as set forth in the Plan and related documentation to be made available to Employee upon reasonable request.
(f)

Completion Bonus. Employee shall be eligible to receive a completion bonus in the form of One Hundred Fifty Thousand (150,000) shares of Company’s Class D common class stock which such shares shall vest on January 5, 2025 provided that Employee remains employed by Company on the vesting date. Employee acknowledges and understands that the value of such shares for the completion bonus shall be treated as taxable income to Employee for tax purposes.

5.	Paid Time Off and Benefits.
5.1.

Employee shall be eligible to accrue up to Two Hundred Sixteen (216) Paid Time Off (“PTO”) hours annually in accordance with Company’s PTO Policy. All PTO requests must be approved in advance by the Chief Executive Officer.

5.2.

Employee shall be eligible to participate in the employee benefit plans and programs that Company generally makes available to its employees, subject to the terms and conditions of each such benefit plan or program. Notwithstanding the foregoing, any severance payable to Employee shall be governed solely by this Agreement, and Employee shall not be eligible to participate in any severance program of general application maintained by Company.

5.3.

Employee shall be entitled to a car allowance in an amount not to exceed One Thousand Five Hundred Dollars ($1,500) per month. Employee acknowledges and understands that all amounts paid to or on behalf of Employee for as a car allowance shall be treated as taxable income to Employee for tax purposes.

5.4.	Company reserves the right to amend or change, in its sole discretion, any of its PTO, leave, and other employee benefit plans and programs.
6.

Exclusive Services and Rights. Employee shall not tender any services of the kind or nature provided for under this Agreement, either directly or indirectly, on behalf of Employee or any other person or entity, without the prior express written consent of Company.

7.

Personal Conduct. Employee agrees to comply with all applicable policies, requirements, directions, requests, and rules of Company, and further agrees to not at any time commit any act, or become involved in any situation or occurrence, that may reflect unfavorably on Company’s reputation, bring Company into public scandal, or subject Company to ridicule, as determined solely by Company, including but not limited to matters of moral turpitude, theft, fraud, or deceit. Employee acknowledges and agrees that violation of this Section 7 may subject Employee to disciplinary action, including, without limitation, termination of employment. It is understood and agreed that nothing in this Section will be interpreted or applied in a manner that is inconsistent with applicable laws or in a manner that would interfere with Employee’s rights under the National Labor Relations Act.

8.

Payola. Employee warrants and represents that Employee will not accept or agree to pay any money, service or other valuable consideration, as defined in Section 507 of the Communications Act of 1934, as amended, for the broadcast of any matter over Company’s stations, without Company’s approval and full disclosure to the listening public at the time of broadcast. Employee agrees to promptly notify the Chief Executive Officer and the Senior Vice President of Programming Content of any occurrences whereby anyone offers any money, service or other valuable consideration for the broadcast of any matter over Company’s stations. Employee further warrants and represents that Employee will comply in all respects with Company’s Payola, Plugola, & Music Selection Compliance Policy. Employee acknowledges and agrees that Company shall have the right to terminate this Agreement for cause upon Employee’s violation of this Section 8.

9.

Plugola. Employee warrants and represents that Employee will not cause to be broadcast any material that directly or indirectly promotes any activity in which Employee has a financial interest, absent prior disclosure to, and approval by, the Chief Executive Officer and the Senior Vice President of Programming Content. Should the Chief Executive Officer and the Senior Vice President of Programming Content grant such approval, Employee shall disclose the fact of Employee’s financial interest in the activity to the listening public. Employee acknowledges and agrees that Company shall have the right to terminate this Agreement for cause upon Employee’s violation of this Section 9.

10.	Termination.

(a)	Termination for Cause. Employee’s employment may be terminated at any time for cause. For purposes of this Agreement, “cause” may include, but is not limited to, any one or more of the following:
(i)	Employee’s breach of any material provision of this Agreement.
(ii)

Employee’s arrest, indictment, or conviction on a felony charge or other crime involving moral turpitude, or plea of guilty or nolo contendere to a felony charge or other crime involving moral turpitude.

(iii)

Employee’s insubordination or willful refusal to follow the reasonable instructions of Employee’s superiors, including but not limited to the President, Chief Executive Officer, or the Board of Directors.

(iv)	Employee’s failure to perform the duties of the Employee’s position in a satisfactory manner.
(v)	Employee’s willful disregard of Company policies and procedures.
(vi)

Any act or failure to act by Employee that in any manner threatens the qualification of Company or its affiliates to maintain a broadcast license issued by the Federal Communications Commission (“FCC”), or that results in a violation of any rule or regulation of the FCC.

(vii)

Employee’s making of any disparaging oral or written statements regarding Company or any of its subsidiaries or affiliates, including, without limitation, its officers, directors, shareholders, managers, clients, sponsors, or advertisers, in a manner or under circumstances not protected by applicable law or the National Labor Relations Act.

(viii)	Employee’s acting in a tortious manner toward another employee, contractor, listener, client, sponsor, or advertiser.
(ix)

Employee’s use, possession, or distribution of illegal drugs, a non- prescribed controlled substance, or alcohol, or Employee’s being under the influence of any of the foregoing, on Company premises or during the performance of Employee’s duties.

(x)	Employee’s fraud, misappropriation of funds, embezzlement, theft or acts of similar dishonesty.
(xi)	Employee’s intentional or willful misconduct that may subject Company to criminal or civil liability.
(xii)	Breach of Employee’s duty of loyalty, including the diversion or usurpation of corporate opportunities properly belonging to Company.
(xiii)	Employee’s falsification of Company documents or other misrepresentation related to the business and affairs of Company.

(xiv)	Employee’s excessive tardiness or absenteeism.
(xv)

Any conduct of Employee, whether on duty or off duty, that adversely affects Company’s reputation and goodwill in the community, as determined by Company in its sole discretion, where such conduct is not protected by applicable law or the National Labor Relations Act.

(b)

Termination for Other Than Cause. Company shall have the right to terminate Employee’s employment at any time for other than cause. In the event that Company terminates Employee’s employment for other than cause, provided that Employee executes a general liability release in a form satisfactory to Company, Company shall pay to Employee the amount of six (6) months’ base compensation, subject to applicable federal, state, and local deductions. For purposes of Section 409A of the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations (including proposed regulations) and guidance promulgated thereunder (collectively, “Code Section 409A”), Employee’s termination pursuant to this subsection (b) is intended to mean an involuntary Separation from Service as defined in Code Section 409A.

(c)	Termination by Death or Disability.
(i)

Employee’s employment shall terminate immediately upon Employee’s death. In the event of termination by reason of death, Employee shall be entitled only to compensation earned as of the last day worked.

(ii)

Subject to compliance with federal and state laws, if Employee, with or without a reasonable accommodation, shall be incapable of substantially performing the essential functions, duties, responsibilities, and obligations set forth in this Agreement, Company shall have the right to terminate Employee’s employment immediately upon the date on which the Employee suffers a “Disability.” “Disability” means that Employee is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of Company, or (c) determined to be totally disabled by the Social Security Administration. In the event of termination by reason of disability, Employee shall be entitled only to compensation earned as of the last day worked.

(iii)

Employee’s heirs, beneficiaries, successors, or assigns shall not be entitled to any of the compensation or benefits to which Employee is entitled under this Agreement, except: (a) to the extent specifically provided in this Employment Agreement; (b) to the extent required by law; or (c) to the extent that Company’s benefit plans or policies under which Employee is covered provide a benefit to Employee’s heirs, beneficiaries, successors, or assigns.

(d)

No Future Employment or Other Relationship. In the event of the termination of Employee’s employment, whether for cause or for other than cause, Employee agrees never to seek, directly or indirectly, any employment, business or other relationship with Company, or any subsidiary or affiliate of Company, on behalf of Employee and/or on behalf of any person or entity associated in any way with Employee. Employee acknowledges and agrees that Company and any of its subsidiaries or affiliates, in their sole discretion, shall have the right to reject any employment application, business proposal, or other proposal made by Employee, or made on Employee’s behalf, or made by or on behalf of any person or entity associated in any way with Employee. Employee further acknowledges and agrees that the terms of this subsection shall be good and sufficient cause for Company, or any subsidiary or affiliate of Company, to reject any employment application, business proposal, or other proposal made by Employee, or made on Employee’s behalf, or made by or on behalf of any person or entity associated in any way with Employee, and that any refusal to reemploy or do business with Employee or anyone associated with Employee or acting on Employee’s behalf shall legitimately be based upon the terms of this subsection alone and not for any other reason. For the avoidance of doubt, this subsection shall not operate to waive or extinguish any rights or claims of Employee that cannot be waived or extinguished under applicable law. Notwithstanding the foregoing, nothing in this subsection shall preclude Company or any subsidiary or affiliate of Company, in its sole discretion, from seeking or initiating a subsequent employment, business, or other relationship with Employee or a person or entity associated with Employee.

(e)

Return of Company Property. In the event of any termination of this Agreement, Employee shall immediately return to Company, without limitation, all papers, materials, reports, memoranda, notes, plans, records, reports, computer tapes, software, and any other documents or items of whatever nature owned by Company or supplied to Employee by Company in connection with, or in the course of, Employee’s employment.

(f)

Cooperation. Employee agrees to fully cooperate with Company and its attorneys in connection with any pending or future litigation, claim, dispute, investigation, or other proceeding arising out of or relating to (i) matters of which Employee has knowledge or, if Employee’s employment has terminated, (ii) matters of which Employee was involved prior to the termination of Employee’s employment. Employee’s cooperation shall include, without limitation, providing assistance to Company’s counsel, experts, and consultants, and providing truthful testimony in pretrial and trial or hearing proceedings. Company will use reasonable efforts to minimize interruptions to Employee’s schedule to the extent consistent with its interests in the matter and will reimburse Employee for reasonable and appropriate out-of-pocket expenses actually incurred by Employee in connection with such cooperation, upon reasonable substantiation of such expenses.

(g)	Code Section 409A. To the extent any severance payments due Employee pursuant to subsection (b) hereof shall be treated as deferred compensation under Code

Section 409A, payment of such amount shall be delayed until the first day of the seventh month following the date of Employee’s termination, but only to the extent that such delay is necessary in order to avoid penalties under Code Section 409A with respect to payments to a Specified Employee, as defined in Treasury Regulations Section 1.409A-1(i) upon Separation from Service, as defined in Treasury Regulations Section 1.409A-1(h).

11.	Confidential Information.
11.1.

“Confidential Information” is information however delivered, disclosed or discovered that Employee has, or in the exercise of ordinary prudence should have, reason to believe is confidential or that Company designates as confidential, including, but not limited to:

(a)

Company Information: Company proprietary information, technical data, trade secrets or know-how, including but not limited to: research, processes, pricing strategies, communication strategies, sales strategies, sales literature, sales contracts, product plans, products, inventions, methods, services, computer codes or instructions, software and software documentation, equipment, costs, customer lists, business studies, business procedures, finances and other business information disclosed to Employee by Company, either directly or indirectly in writing, orally or by drawings or observation of parts or equipment and such other documentation and information as is necessary in the conduct of the business of Company; and

(b)	Third Party Information: Confidential or proprietary information received by Company from third parties.
11.2.	Company’s failure to mark any of the Confidential Information as confidential or proprietary will not affect its status as Confidential Information.
11.3.

Employee agrees that the terms, conditions and subject matter of this Agreement are considered Confidential Information, except that Employee may disclose the terms, conditions and subject matter of this Agreement to Employee’s attorneys, accountants or financial advisors, and spouse or domestic partner.

11.4.

Confidential Information does not include information that has ceased to be confidential by reason of any of the following: (i) was in Employee’s possession prior to the date of this Agreement, provided that such information is not known by Employee to be subject to another confidentiality agreement with, or other obligation of secrecy to, Company, or another party; (ii) is generally available to the public and became generally available to the public other than as a result of a disclosure in violation of this Agreement; (iii) became available to Employee on a non-confidential basis from a third party, provided that such third party is not known by Employee to be bound by a confidentiality agreement with, or other obligation of secrecy to, Company, or another party or is otherwise prohibited from providing such information to Employee by a contractual, legal or fiduciary obligation; or (iv) Employee is required to disclose pursuant to applicable law or regulation (as to which information, Employee will provide Company with prior notice of such requirement and, if practicable, an opportunity to obtain an appropriate protective order).

11.5.

Employee shall not, either during or after the termination of Employee’s employment with Company, communicate or disclose to any third party the substance or content of any Confidential Information, or use such Confidential Information for any purpose other than the performance of Employee’s obligations hereunder. Employee acknowledges and agrees that any Confidential Information obtained by Employee during the performance of Employee’s employment concerning the business or affairs of Company, or any subsidiary, affiliate, or joint venture of Company, is the property of Company, or such subsidiary, affiliate, or joint venture of Company, as the case may be.

11.6.

Employee agrees to return all Confidential Information, including all copies and versions of such Confidential Information (including but not limited to information maintained on paper, disk, CD-ROM, network server, or any other retention device whatsoever) and other property of Company, to Company immediately upon Employee’s separation from Company (regardless of the reason for the separation).

11.7.

The terms of this Section 11 are in addition to, and not in lieu of, any other contractual, statutory, or common law obligations that Employee may have relating to the protection of Company’s Confidential Information or its property. The terms of this Section 11 shall survive for two (2) years following Employee’s separation from employment with Company.

11.8.

Notwithstanding anything to the contrary, nothing set forth in this Agreement will prohibit Employee from filing a charge, communicating or participating in an investigation with, or providing documents or information to, a federal or state government agency, including but not limited to the EEOC, NLRB, OSHA, or the SEC. The nondisclosure provisions in this Agreement do not prohibit Employee from initiating communications directly with, or responding to any inquiry from, or providing testimony before, any self-regulatory organization or state or federal regulatory authority, regarding Company, Employee’s employment, this Agreement or its underlying facts or circumstances. Any cooperation provision in this Agreement does not require Employee to contact Company regarding the subject matter of any such communications before engaging in such communications. This Agreement will not limit Employee’s right to receive an incentive award authorized under federal statute or regulation for information provided to the SEC or other federal or state regulatory or law enforcement agencies, if applicable.

12.	Noncompetition and Non-solicitation; Survival.
12.1.

Employee acknowledges that Employee’s services are of special and unique value to Company. Employee further acknowledges that, by reason of Employee’s employment, Employee will have access to and may acquire considerable knowledge of proprietary or confidential information concerning Company’s business, operations, sales goals, marketing plans, business strategies, clients, potential clients, and suppliers, which information, if known by or disclosed to Company’s competitors or clients, would place Company at a competitive disadvantage and cause harm to Company.

12.2.

As a condition of employment, Employee agrees to be bound by a separate Noncompetition Agreement, which shall be executed contemporaneously herewith and attached to this Agreement as Schedule I. Additionally, for a period of one (1) year immediately following the termination of Employee’s employment with Company (“Restrictive Period”):

(a)

Employee shall not, directly or indirectly, solicit, divert, or take away, or attempt to solicit, divert, or take away, the business or patronage of any client, potential client, or account of Company that was a client, potential client, or account of Company while Employee was employed by Company.

(b)

Employee shall not, directly or indirectly, induce or attempt to induce any employee of Company, or any of Company’s subsidiaries and affiliates, to leave the employ of Company, or any of Company’s subsidiaries and affiliates.

(c)	Employee shall not, directly or indirectly, employ or attempt to employ any person who is an employee of Company, or any of Company’s subsidiaries and affiliates.
(d)

Employee shall not, directly or indirectly, solicit, induce, or attempt to induce any customer, supplier, or third party having a business relationship with Company, or any of Company’s subsidiaries and affiliates, to cease doing business with, or materially alter its relationship with, Company, or any of Company’s subsidiaries and affiliates.

12.3.

Employee acknowledges and agrees that every effort has been made to limit the Restrictive Period and the restrictions placed upon Employee to those that are reasonable and necessary to protect Company’s legitimate interests.

12.4.

If any restriction set forth in this Section 12 is found by any court of competent jurisdiction to be unenforceable, it is hereby agreed that this Section 12 shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

12.5.

For the avoidance of doubt, it is expressly agreed that the rights and obligations of the parties set forth in this Section 12, and any other right or obligation of the parties set forth in this Agreement that, by its express terms or nature and context is intended to survive the termination or expiration of this Agreement, will survive any such termination or expiration.

13.	Equitable Relief and Legal Action.
13.1.

Employee acknowledges and agrees that Employee’s breach of Section 11 or Section 12 of this Agreement will cause Company substantial and irreparable harm, and therefore, in the event of any such breach, in addition to such other remedies that may be available to Company, Company shall be entitled to equitable relief, including specific performance and injunctive relief.

13.2.

In the event that legal action is commenced to enforce this Agreement and Company is the prevailing party, Employee acknowledges and agrees that Company shall be entitled to an award of costs and reasonable attorneys’ fees, plus interest.

14.	Ownership of Intellectual Property.
14.1.

For purposes of this Agreement, the term “Intellectual Property” shall mean all trade secrets, ideas, inventions, designs, developments, devices, methods and processes (whether or not patented or patentable, reduced to practice) and all patents and patent applications related thereto, all copyrights, copyrightable works and mask works and all registrations and applications for registration related thereto, all confidential information, and all other proprietary rights contributed to, or conceived or created by, Employee or anyone acting on Employee’s behalf (whether alone or jointly with others) at any time during the course of Employee’s employment that (i) relate to the business or to actual or anticipated research or development for Company; (ii) result from any services that Employee or anyone acting on Employee’s behalf performs for Company; or (iii) are created using the equipment, supplies, or facilities of Company.

14.2.

All Intellectual Property is, shall be and shall remain the exclusive property of Company. Employee hereby assigns to Company all right, title and interest, if any, in and to the Intellectual Property; provided, however, that, when applicable, Company shall own the copyrights in all copyrightable works included in the Intellectual Property pursuant to the “work-made-for-hire” doctrine (rather than by assignment), as such term is defined in the Copyright Act of 1976. All Intellectual Property shall be owned by Company irrespective of any copyright notices or confidentiality legends to the contrary that may be placed on such works by Employee or by others. Employee shall ensure that all copyright notices and confidentiality legends on all work product authored by Employee or anyone acting on Employee’s behalf shall conform to Company’s practices and shall specify Company as the owner of the work.

15.	Legal Right and Conflict of Interest.
15.1.

Employee covenants and warrants that Employee has the unlimited legal right to enter into this Agreement and to perform in accordance with its terms without violating the rights of others or any applicable law, and that Employee has not and shall not become a party to any other agreement of any kind and shall not perform any work or service on behalf of any individual, business, corporation, or organization that would create a conflict of interest in the performance of Employee’s obligations under this Agreement.

15.2.

Employee agrees to conduct Employee’s personal affairs in a manner that does not conflict with Company’s interests. Employee agrees not to enter into any transaction, acquire any interest, or take any action that is contrary to Company’s interests or incompatible with Employee’s duty of loyalty to Company and Employee’s obligations under this Agreement.

15.3.

Employee acknowledges and agrees that Employee will not, directly or indirectly (whether as a director, officer, partner, employee, agent, or stockholder of another company), compete with Company, or furnish any service to Company or its customers, as an independent contractor, while employed by Company. Employee further agrees that Employee will not use Company’s name to further Employee’s personal interests.

16.

Force Majeure. Company shall have no liability under this Agreement if performance by Company of its obligations hereunder shall be prevented, interfered with, interrupted or omitted because of any act of God, act of terrorism, failure of facilities, labor dispute, or government or court action, or any other cause beyond the control of Company.

17.

Notices. All notices and other communications required or permitted to be given by this Agreement shall be in writing and shall be deemed received if and when either hand delivered and a signed receipt is given thereof, delivered by electronic delivery (email, Docusign or facsimile), overnight courier (e.g., FedEx),or delivered by registered or certified United States mail, return receipt requested, postage prepaid and addressed as follows, or at such other address as any party hereto shall notify the other of in writing:

If to Company:	Urban One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
Attention: Chief Administrative Officer

Copy to Company Attorney:	Urban One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
Attention: General Counsel

If to Employee:	Peter D. Thompson
(At last known address on file with Company)

18.

Code Section 409A Compliance. To the extent applicable, it is intended that the compensation and benefits arrangements under this Agreement be in full compliance with Code Section 409A. This Agreement shall be construed in a manner to give effect to such intention. In no event whatsoever (including, but not limited to as a result of this Section or otherwise) shall Company or any of its subsidiaries or affiliates be liable for any tax, interest or penalties that may be imposed on Employee by Code Section 409A. Neither Company nor any of its subsidiaries or affiliates shall have any obligation to indemnify or otherwise hold Employee harmless from any or all such taxes, interest or penalties or liability for any damages related thereto. Employee acknowledges that Employee has been advised to obtain independent legal, tax or other counsel in connection with Code Section409A.

19.	Miscellaneous Provisions.
(a)	No Assignment or Delegation. Employee acknowledges that the services to be rendered by Employee pursuant to this Agreement are unique and personal, and agrees that Employee shall not assign any of Employee’s rights nor delegate any of Employee’s duties under this Agreement.

(b)	Inurement. This Agreement shall inure to the benefit of, and be enforceable by, any successors or assigns of Company.
(c)

No Waiver. Failure to invoke any right, condition, or covenant in this Agreement by either party shall not be deemed to imply or constitute a waiver of any right, condition, or covenant of this Agreement.

(d)

Severability and Enforceability. In the event that any provision of this Agreement shall be held invalid by a court of competent jurisdiction, such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision. Similarly, if the scope of any restriction or covenant contained herein should be or become too broad or extensive to permit enforcement thereof to its full extent, then the parties hereto agree that a court of competent jurisdiction should enforce any such restriction or covenant to the maximum extent permitted by law.

(e)	Governing Law. This Agreement and the relationship among the parties shall be construed under and governed by the laws of the State of Delaware without regard to the conflict of laws rules thereof.
(f)	Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
(g)

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. Each party agrees that any electronic signature, whether digital or encrypted, of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signature. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record[, including Docusign (or similar system) facsimile or email electronic signature.

(h)

Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all previous written or oral agreements, offers, representations, warranties, statements, correspondence, and understandings between the parties with respect to the subject matter hereof. This Agreement cannot be amended or modified except by a written agreement signed by all parties hereto.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first above written.

URBAN ONE, INC.		PETER D. THOMPSON

By:		Signature:
Karen Wishart

Title:	Executive Vice President	Address:	1228 30th Street, NW
Washington, D.C. 20007
9/27/2022 | 9:55 AM EDT		9/27/2022 | 9:42 AM EDT

Date:		Date:

SCHEDULE I

NONCOMPETITION AGREEMENT

THIS NONCOMPETITION AGREEMENT (“Agreement”) is made and entered into as of the 27th day of September 2022 (“Effective Date”), by and between Urban One, Inc. (“Company”) and Peter D. Thompson (“Employee”).

RECITALS

WHEREAS, Company, directly and in conjunction with subsidiaries and affiliated entities, is engaged in the business of owning and managing broadcast media, including certain radio stations serving various Nielsen Audio Total Survey Areas; and

WHEREAS, Employee acknowledges that Company has the right to protect its interests in its relationships with its listeners, advertisers, and sponsors; its goodwill; and its economic advantage; and

WHEREAS, Employee further acknowledges that, by reason of Employee’s employment, Employee will have access to and may acquire considerable knowledge of proprietary or confidential information concerning Company’s business, operations, sales goals, marketing plans, business strategies, clients, potential clients, and suppliers, which information, if known by or disclosed to Company’s competitors or clients, would place Company at a competitive disadvantage and cause harm to Company;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, and for good and valuable consideration, the sufficiency of which hereby is acknowledged, Company and Employee, intending to be legally bound, agree as follows:

1.	COVENANT NOT TO COMPETE
1.1.

Employee agrees that, during the course of employment and for a period of six (6) months immediately following the termination of Employee’s employment with Company for any reason (“Restricted Period”), Employee shall not, either directly or indirectly, own, control, manage, operate, participate in, be employed by, or act for or on behalf of, any “Competitive Business” in any Nielsen Audio Total Survey Area where Company, or any of its subsidiaries or affiliated entities, does business (“Restricted Areas”). “Competitive Business” includes, without limitation, terrestrial radio stations, satellite or digital music entities, or any enterprise or individual providing broadcast, media, or digital services or involved in the production, sale, or distribution of content over the Internet.

1.2.

The foregoing shall not prohibit Employee from being a passive owner of not more than 5% of the outstanding stock of a company that is publicly traded, so long as Employee has no active participation in the business of such company.

1.3.

Employee acknowledges and agrees (i) that the restrictions placed upon Employee have been limited to those that are reasonable and necessary to protect Company’s legitimate interests and (ii) that the restrictions set forth herein will not prevent Employee from earning a living.

2.	TERMINATION OBLIGATIONS
2.1.	Employee’s representations, warranties, and obligations contained in this Agreement shall survive the termination of Employee’s employment.
2.2.	Following any termination of employment, Employee will fully cooperate with Company in all matters relating to Employee’s continuing obligations under this Agreement.
2.3.

In the event that Employee leaves the employ of Company, Employee hereby grants consent to notification by Company to Employee’s new employer about Employee’s rights and obligations under this Agreement.

2.4.	Upon termination of employment, Employee hereby agrees to execute a certificate acknowledging compliance with this Agreement in the form provided by Company.
3.	EMPLOYEE ACKNOWLEDGEMENT
3.1.

Employee acknowledges that Employee has had the opportunity to consult legal counsel in regard to this Agreement, that Employee has read and understands this Agreement, that Employee is fully aware of its legal effect, and that Employee has entered into it freely and voluntarily and based on Employee’s own judgment and not on any representations or promises other than those contained in the Agreement.

4.	NO ASSIGNMENT OR DELEGATION
4.1.

Employee acknowledges that the services to be rendered by Employee pursuant to this Agreement are unique and personal, and agrees that Employee shall not assign any of Employee’s rights nor delegate any of Employee’s duties under this Agreement.

5.	INUREMENT
5.1.	This Agreement shall inure to the benefit of, and be enforceable by, any successors or assigns of Company.
6.	NO WAIVER
6.1.	Failure to invoke any right, condition, or covenant in this Agreement by either party shall not be deemed to imply or constitute a waiver of any right, condition, or covenant of this Agreement.

7.	SEVERABILITY AND ENFORCEABILITY
7.1.

If any part, term or provision of this Agreement is held to be illegal, invalid, void, or unenforceable, or to be in conflict with any law, the validity of the remaining provisions or portions of this Agreement shall not be affected, and the rights of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term, or provision held invalid.

7.2.

If the scope of any restriction or covenant contained herein should be or become too broad or extensive to permit enforcement thereof to its full extent, then the parties hereto agree that a court of competent jurisdiction should enforce any such restriction or covenant to the maximum extent permitted by law.

7.3.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other agreement entered into by the parties, including any non-solicitation agreement.

8.	GOVERNING LAW
8.1.	This Agreement and the relationship among the parties shall be construed under and governed by the laws of the State of Delaware without regard to the conflict of laws rules thereof.
9.	EQUITABLE RELIEF
9.1.

Employee acknowledges and agrees that Employee’s breach of this Agreement will cause Company substantial and irreparable harm, and therefore, in the event of any such breach, in addition to such other remedies that may be available to Company, Company shall be entitled to equitable relief, including specific performance and injunctive relief.

10.	ATTORNEYS’ FEES
10.1.

In the event that legal action is commenced to enforce this Agreement and Company is the prevailing party, Employee acknowledges and agrees that Company shall be entitled to an award of costs and reasonable attorneys’ fees, plus interest.

11.	TOLLING PROVISION
11.1.

In the event that either party initiates litigation in an attempt to confirm or enforce its rights under this Agreement, the parties agree that the Restricted Period during which Employee is prohibited from competing with the Company will be tolled during the period of time in which such litigation is pending.

12.	HEADINGS
12.1.	The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
13.	COUNTERPARTS
13.1.	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
14.	ENTIRE AGREEMENT
14.1.

This Agreement constitutes the entire agreement and understanding between the parties regarding Employee’s agreement not to compete with Company and supersedes all previous written or oral agreements, offers, representations, warranties, statements, correspondence, and understandings between the parties concerning Employee’s agreement not to compete with Company. This Agreement cannot be amended or modified by the parties to the Agreement except by a written agreement signed by all parties hereto.

9/27/2022 | 9:42 AM EDT
Date:
Employee
9/27/2022 | 9:55 AM EDT
Date:
Company Representative